UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 27, 2007

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105

(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

(a) On September 28, 2007 and October 1, 2007, agreements were entered into regarding amendments to financing facilities to fund non-prime originations of Option One Mortgage Corporation, (“OOMC”), a wholly-owned indirect subsidiary of H&R Block, Inc. (the “Company”):

(i)      On September 28, 2007, Option One Owner Trust 2003-5 (the “2003-5 Trust”) entered into an Omnibus Amendment as of September 28, 2007 among the 2003-5 Trust, OOMC, Option One Mortgage Capital Corporation (“OOMCC”), Option One Loan Warehouse LLC (“OOLW”), Wells Fargo Bank N.A. (“Wells Fargo”) and Citigroup Global Realty Markets Realty Corp. (“Citigroup”) (the “Citigroup Amendment”).

The purpose of the Citigroup Amendment was to (i) extend through October 30, 2007 OOMC’s on-balance sheet financing arrangement with Citigroup to fund non-prime loans (the “Citigroup On-Balance Sheet Warehouse Facility”) and (ii) decrease the amount of funding available through the Citigroup On-Balance Sheet Warehouse Facility from $1,500,000,000 (less fundings outstanding under OOMC’s off-balance sheet warehouse facility with Citigroup) to $150,000,000.

The Citigroup On-Balance Sheet Warehouse Facility provides funding totaling $150,000,000 through October 30, 2007, and bears interest at one-month LIBOR plus additional margin rates. The Citigroup On-Balance Sheet Warehouse Facility is subject to various OOMC performance triggers, limits and financial covenants, including a tangible net worth ratio, capital adequacy test, non-warehouse leverage ratios, net income test and cross-default features in which a default under other arrangements to fund non-prime originations would trigger a default under the Citigroup On-Balance Sheet Warehouse Facility. In addition, the Citigroup On-Balance Sheet Warehouse Facility permits Citigroup at any time to require the 2003-5 Trust to redeem specified borrowed amounts outstanding under the Citigroup On-Balance Sheet Warehouse Facility. The Citigroup On-Balance Sheet Warehouse Facility provides for acceleration of payment obligations under the facility upon (i) termination of the agreement for sale of OOMC to a subsidiary of Cerberus Capital Management on or before October 30, 2007, (ii) default under, failure to perform as requested under, or termination of the Servicing Agreement dated as of December 1, 2006 between OOMC and Citigroup or (iii) OOMC or any of its affiliates causing a termination for cause under OOMC’s other arrangements to fund non-prime originations.

(ii)       On October 1, 2007, the following agreements were entered into regarding the warehouse financing facility maintained by OOMC with Greenwich Capital Financial Products, Inc. (“Greenwich”):

(A)

Amendment Number Three, dated as of October 1, 2007, to the Second Amended and Restated Sale and Servicing Agreement dated as of April 29, 2005 among Option One Owner Trust 2001-1A (the “2001-1A Trust”), OOLW, OOMC and Wells Fargo (the “SSA Agreement”); and

(B)

Amendment Number Two, dated as of October 1, 2007, to the Amended and Restated Note Purchase Agreement dated as of April 16, 2004 among the 2001-1A Trust, OOLW and Greenwich (the “NPA Agreement”) (the SSA Agreement and the NPA Agreement are hereinafter referred to collectively as the “Greenwich Amendment”).

The primary purpose of the Greenwich Amendment was to decrease the amount of funding available through OOMC’s off-balance sheet financing arrangement with Greenwich to fund non-prime originations (the “Greenwich Warehouse Facility”) from $2,000,000,000 in committed funding and $1,000,000,000 in uncommitted funding to $750,000,000 (less fundings outstanding under OOMC’s servicing advance facility with Greenwich) in committed funding.

The Greenwich Warehouse Facility provides funding totaling $750,000,000 (less fundings outstanding under OOMC’s servicing advance facility with Greenwich) through April 25, 2008, subject to various triggers, events or occurrences that could result in earlier termination. The Greenwich Warehouse Facility bears interest at one-month LIBOR plus additional margin rates and provides for payment of nonutilization fees. The Greenwich Warehouse Facility is subject to various OOMC performance triggers, limits and financial covenants, which could result in earlier termination. These triggers, limits and covenants include a tangible net worth ratio, capital adequacy test, non-warehouse leverage ratio, minimum net income test and cross-default features in which a default under other warehouse facilities would trigger a default under the Greenwich Warehouse Facility. In addition, the Greenwich Warehouse Facility permits Greenwich at any time to require the Greenwich Trust to redeem specified borrowed amounts outstanding under the Greenwich Warehouse Facility.

Under the Citigroup On-Balance Sheet Warehouse Facility and the Greenwich Warehouse Facility, non-prime loans originated by OOMC are sold to the 2003-5 Trust and the 2001-1A Trust, which utilize the applicable warehouse facilities to purchase the loans. The trusts subsequently sell the loans directly to third-party investors or back to OOMC to pool the loans for securitization, as directed by its third-party beneficial interest holders. The decision to complete a whole loan sale or a securitization is dependent on market conditions. See “Off-Balance Sheet Financing Arrangements” in Item 7 of the Company’s Form 10-K for the fiscal year ended April 30, 2007.

(b) On September 27 and 28, 2007, the following agreements were entered into to terminate certain financing facilities that fund non-prime originations of OOMC (the “Termination Amendments”):

(i) On September 27, 2007, Option One Owner Trust 2003-4 (the “2003-4 Trust”), OOLW, OOMC, OOMCC and Wells Fargo entered into an Amendment to Terminate and Agreement (the “JP Morgan Termination Amendment”) regarding the warehouse financing facility maintained with JP Morgan Chase Bank (“JP Morgan”). See Item 1.02 of this report on Form 8-K for further information regarding the JP Morgan Termination Amendment, which is hereby incorporated in this Item 1.01(b)(i) by reference.

(ii) On September 28, 2007, Option One Owner Trust 2005-7A (the “2005-7A Trust”), OOLW, OOMC, OOMCC and Wells Fargo entered into an Amendment to Terminate (the “Citigroup Off-Balance Sheet Facility Termination Amendment”) regarding the off-balance sheet warehouse financing facility maintained with Citigroup. See Item 1.02 of this report on Form 8-K for further information regarding the Citigroup Off-Balance Sheet Termination Amendment, which is hereby incorporated in this Item 1.01(b) (ii) by reference.

(c) On October 1, 2007, the following agreements were entered into regarding a financing facility to fund servicing advances by OOMC:

(i)	Receivables Purchase Agreement dated as of October 1, 2007, among OOMC, Option One Advance Corporation and Option One Advance Trust 2007-ADV2 (the “Advance Trust”) (the “RPA”);

(ii)	Indenture dated as of October 1, 2007 between the Advance Trust and Wells Fargo (the “Servicing Advance Indenture”); and

(iii)	Note Purchase Agreement between the Advance Trust and Greenwich dated as of October 1, 2007 (the “NPA”).

The RPA, NPA and Indenture (collectively, the “Servicing Advance Facility”) were entered into to finance OOMC’s servicing advances. The Servicing Advance Facility provides funding totaling $400,000,000 to fund servicing advances through October 1, 2008, subject to various triggers, events or occurrences that could result in earlier termination and bears interest at one-month LIBOR plus an additional margin rate. The Servicing Advance Facility is subject to a cross-default feature in which a default under OOMC’s warehouse financing arrangement with Greenwich to fund non-prime originations would trigger a default under the Servicing Advance Facility. In addition, the Servicing Advance Facility terminates upon a “change in control” of OOMC, in which (i) a party or parties acting in concert acquire a 20% or more equity interest in OOMC or (ii) the Company does not own more than a 50% equity interest in OOMC.

(d) Certain parties to the Citigroup On-Balance Sheet Warehouse Facility, the Greenwich Warehouse Facility and the Servicing Advance Facility have other relationships with the Company or its affiliates. Citigroup and affiliates of Greenwich and Wells Fargo are lending parties pursuant to credit facilities maintained by Block Financial Corporation, as borrower, and the Company, as guarantor, with various lenders. In addition, Wells Fargo serves as the indenture trustee under other mortgage warehouse facilities maintained by OOMC or its affiliates. See Item 1.02 of this report on Form 8-K for further information regarding other relationships between the Company and parties to the Termination Amendments, which is hereby incorporated in this Item 1.01(d) by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On September 27 and 28, 2007, the following warehouse financing facilities were terminated pursuant to the Termination Amendments:

(i)

the financing facility and related agreements among OOLW, OOMC, the 2003-4 Trust, JP Morgan and Wells Fargo (the “JP Morgan Warehouse Facility”), which provided funding totaling $1,000,000,000 to fund non-prime mortgage loan originations through October 2, 2007; and

(ii)

the financing facility and related agreements among OOLWC, OOMC, the 2005-7A Trust, Citigroup and Wells Fargo (the “Citigroup Off-Balance Sheet Warehouse Facility”), which provided funding totaling $1,000,000,000 through October 2, 2007.

The JP Morgan Warehouse Facility and the Citigroup Off-Balance Sheet Warehouse Facility (collectively, the “Terminated Facilities”) were each subject to various OOMC performance triggers, limits and financial covenants, including a tangible net worth ratio, capital adequacy test, non-warehouse leverage ratio, minimum net income test and cross-default features in which a default under other arrangements to fund non-prime originations would trigger a default under the Terminated Facilities.

The Terminated Facilities were terminated in light of (i) the pending expiration of waivers of “minimum net income” covenants contained in the Terminated Facilities (which generally required OOMC to maintain a cumulative minimum net income of at least $1 on a rolling basis for the most recently ended four fiscal quarters) and (ii) reduced mortgage origination volume and decreased warehouse financing availability in the current sub-prime mortgage environment.

Certain parties to the Terminated Facilities have other relationships with the Company or its affiliates. JP Morgan, Citigroup and an affiliate of Wells Fargo are lending parties pursuant to credit facilities maintained by Block Financial Corporation, as borrower, and the Company, as guarantor, with various lenders. In addition, Wells Fargo serves as the indenture trustee under other mortgage warehouse facilities maintained by OOMC or its affiliates.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01(a)(i) of this report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Pursuant to the warehouse facilities described in items 1.01(a)(i) and (ii) above, OOMC provides a guarantee up to a maximum of approximately 10% of the aggregate principal balance of mortgage loans held by the applicable trusts before ultimate disposition. This guarantee would be called upon if the sale of mortgage loans did not generate adequate proceeds to satisfy the trusts’ current or ultimate payment obligations. The maximum potential undiscounted amount of future payments that OOMC may be required to make pursuant to this guarantee under each of the applicable warehouse facilities would be approximately as follows:

Warehouse Facility	Amount

Citigroup On-Balance Sheet Warehouse Facility	$15,000,000
Greenwich Warehouse Facility	75,000,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	October 3, 2007	By:/s/ Bret G. Wilson
Bret G. Wilson
Vice President and Secretary